Exhibit 1.1
Execution Version
COPANO ENERGY, L.L.C.
2,500,000 Common Units
Representing Limited Liability Company Interests
UNDERWRITING AGREEMENT

November 30, 2006

Underwriting Agreement
November 30, 2006
UBS Securities LLC
Morgan Stanley & Co., Incorporated
as Joint Book-Running Managers
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
          Copano Energy, L.L.C., a Delaware limited liability company (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 2,500,000 units (the “Firm Units”) representing common membership interests in the Company (“Common Units”). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 375,000 Common Units (the “Additional Units”). The Firm Units and the Additional Units are collectively referred to herein as the “Units.” The Units are described in the Prospectus which is referred to below.
          The Company conducts its business through Copano Houston Central, L.L.C., a Delaware limited liability company (“CHC”), Copano Pipelines Group, L.L.C., a Delaware limited liability company (“CPG”), Copano/Webb-Duval Pipeline, L.P., a Delaware limited partnership (“CWDPL LP”), for which Copano/Webb-Duval Pipeline GP, L.L.C., a Delaware limited liability company (“CWDPL LLC”), serves as the general partner, and Copano Energy/Rocky Mountains and Mid-Continent, L.L.C. (“CE/RMMC LLC”). The Company, CHC, CPG, CWDPL LP, CWDPL LLC and CE/RMMC LLC are collectively referred to herein as the “Copano Group.” The Copano Group and their respective direct and indirect subsidiaries listed on Schedule B hereto (the “Subsidiaries”) are collectively referred to herein as the “Copano Entities.”
          The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-138341) under the Act (the “Registration Statement”). Amendments to the Registration Statement, if any, have been similarly prepared and filed with the Commission in accordance with the Act. The Registration Statement, as so amended, has become effective under the Act.
          Except where the context otherwise requires, “Registration Statement,” as used herein, means the Registration Statement, as amended at each date and time the Registration Statement becomes effective for purposes of Section 11 of the Act (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the Registration Statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act.
          The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Units, copies of a preliminary prospectus supplement, and the documents incorporated by reference therein, relating to the Units. Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means such preliminary prospectus supplement dated November 28, 2006, relating to the Units, in the form so furnished, including the basic prospectus dated as of November 1, 2006, furnished to you by the Company and attached to or used with such preliminary prospectus supplement. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means such basic prospectus furnished to you by the Company and attached to or used with the Prospectus Supplement (as defined below).
          Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement dated November 30, 2006, relating to the Units, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Units.
          Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.
          “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule C attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Units contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, a “Road Show”). The Underwriters have not offered or sold and will not offer or sell, without the Company’s consent, any Units by means of any “free writing prospectus” (as defined in Rule 405 under the Act) that is required to be filed with the Commission pursuant to Rule 433 under the Act, other than a Permitted Free Writing Prospectus.
          “Disclosure Package,” as used herein, means the Pre-Pricing Prospectus together with the Permitted Free Writing Prospectuses, if any.
          Any reference herein to the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document (excluding any such documents “furnished” to the Commission) under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.
          As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for business. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.

          The Company and the Underwriters agree as follows:
     1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Units set forth opposite the name of each such Underwriter on Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $56.60 per Unit. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Units and (ii) initially to offer the Firm Units upon the terms set forth in the Prospectus, as hereinafter defined. You may from time to time increase or decrease the public offering price after the public offering to such extent as you may determine.
          In addition, the Company hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Firm Units, at the same purchase price per unit to be paid by the Underwriters to the Company for the Firm Units. The Over-Allotment Option may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Units as to which the Over-Allotment Option is being exercised and the date and time when the Additional Units are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than “the time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Units to be sold to each Underwriter shall be the number that bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Units (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional units), subject to adjustment in accordance with Section 8 hereof.
     2. Payment and Delivery. Payment of the purchase price for the Firm Units shall be made to the Company by Federal Funds wire transfer against delivery of certificates for the Firm Units to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at or prior to 11:00 A.M., Houston time, on December 6, 2006 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm Units shall be made to you at the time of purchase in such names and in such denominations as you shall specify to the Company.
          Payment of the purchase price for the Additional Units shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Units. Electronic transfer of the Additional Units shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.
          Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Units shall be made at the offices of Vinson & Elkins L.L.P., 2500 First City Tower, 1001 Fannin, Houston, Texas 77002-6760, at or prior to 10:00 A.M., Houston time, on the date of the closing of the purchase of the Firm Units or the Additional Units, as the case may be.
     3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:
     (a) the Registration Statement has heretofore become effective under the Act; no stop order of the Commission preventing or suspending the use of the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the knowledge of the Company, are contemplated by the Commission;
     (b) the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Units as contemplated hereby have been satisfied; the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the Act), and, as of the determination date applicable to the Registration Statement (and any amendment thereof) and the offering contemplated hereby, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Act; the Company has not received any notice from the Commission pursuant to Rule 401(g)(2) under the Act objecting to the use of the “automatic shelf registration statement” form; the Registration Statement meets, and the offering and sale of the Units as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Registration Statement did not, as of the Effective Time or as of the date and time of execution of this Agreement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; at no time during the period that begins on the earlier of the date of the Pre-Pricing Prospectus and the date the Pre-Pricing Prospectus was filed with the Commission and ends at the time of purchase did or will the Pre-Pricing Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will the Pre-Pricing Prospectus, as then amended or supplemented, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Basic Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, will comply, in all material respects, with the requirements of the Act; at no time during the period that begins on the earlier of the date of the Basic Prospectus and the date the Basic Prospectus was filed with the Commission and ends at the time of purchase did or will the Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will the Basic Prospectus, as then amended or supplemented, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units did or will the Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (c) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Pre-Pricing Prospectus and any Permitted Free Writing Prospectus; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the Registration Statement relating to the offering of the Units contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act or as otherwise permitted under the Act, satisfies the requirements of Section 10 of the Act; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Units, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Units contemplated by the Registration Statement; the parties hereto agree and understand that the content of any Road Show is solely the property of the Company; no Permitted Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified (the foregoing clause does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in a Permitted Free Writing Prospectus);
     (d) each of the Copano Entities (except for Webb/Duval Gatherers, a Texas general partnership (“Webb/Duval”), with respect to good standing) has been duly formed and is validly existing in good standing under the laws of its jurisdiction of formation, and is duly registered or qualified to do business and is in good standing as a foreign corporation, limited liability company, limited partnership or general partnership, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Copano Entities taken as a whole, (ii) prevent or materially interfere with the Company’s ability to consummate the transactions contemplated hereby or (iii) result in the delisting of the Common Units from the Nasdaq Stock Market LLC (the “NASDAQ”) (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”); each of the Copano Entities has all corporate, limited liability company, limited partnership or general partnership, as the case may be, power and authority necessary to own or lease its properties currently owned or leased or to be owned or leased at the time of purchase and at each additional time of purchase, if any, and to conduct its business as currently conducted or to be conducted at the time of purchase and at each additional time of purchase, if any, in each case in all material respects as described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any;
     (e) CWDPL LLC has all necessary limited liability company power and authority to act as general partner of CWDLP LP. Copano Processing GP, L.L.C., a Delaware limited liability company, has all necessary limited liability company power and authority to act as general partner of Copano Processing, L.P., a Texas limited partnership. Copano NGL Services GP, L.L.C., a Delaware limited liability company, has all necessary limited liability company power and authority to act as general partner of Copano NGL Services, L.P., a Texas limited partnership Copano Field Services GP, L.L.C., a Delaware limited liability company, has all necessary limited liability company power and authority to act as general partner of each of Copano Field Services/Agua Dulce, L.P., Copano Field Services/Copano Bay, L.P., Copano Field Services/Karnes, L.P., Copano Field Services/Live Oak, L.P., Copano Field Services/South Texas, L.P. and Copano Field Services/Upper Gulf Coast, L.P., each of the foregoing a Texas limited partnership. Copano Pipelines GP, L.L.C., a Delaware limited liability company, has all necessary limited liability company power and authority to act as general partner of each of Copano Pipelines/Hebbronville, L.P., Copano Pipelines/South Texas, L.P. and Copano Pipelines/Upper Gulf Coast, L.P., each of the foregoing a Texas limited partnership. Copano Pipelines (Texas) GP, L.L.C., a Delaware limited liability company, has all necessary limited liability company power and authority to act as general partner of Copano Pipelines/Texas Gulf Coast, L.P., a Texas limited partnership. Copano Field Services/Central Gulf Coast GP, L.L.C., a Delaware limited liability company, has all necessary limited liability company power and authority to act as general partner of Copano Field Services/Central Gulf Coast, L.P., a Texas limited partnership. Copano Energy Services GP, L.L.C., a Delaware limited liability company, has all necessary limited liability company power and authority to act as general partner of Copano Energy Services/Upper Gulf Coast, L.P., a Texas limited partnership. Copano Energy Services (Texas) GP, L.L.C., a Delaware limited liability company, has all necessary limited liability company power and authority to act as general partner of Copano Energy Services/Texas Gulf Coast, L.P., a Texas limited partnership. CPNO Services GP, L.L.C., a Delaware limited liability company, has all necessary limited liability company power and authority to act as general partner of Copano Risk Management, L.P. and CPNO Services, L.P., each of the foregoing a Texas limited partnership;
     (f) the Company directly or indirectly owns 100% of the issued and outstanding capital stock, membership interests or partnership interests, as the case may be, of the other Copano Entities (excluding Webb/Duval and Southern Dome, LLC, a Delaware limited liability company (“Southern Dome”), as to which the Company owns a 62.5% partnership interest and a majority limited liability company interest, respectively) free and clear of all liens, encumbrances, security interests, equities, charges and other claims except for liens created pursuant to the Credit Agreement dated as of August 1, 2005 among the Company, as the Borrower, Bank of America, N.A., as Administrative Agent and L/C Issuer, Comerica Bank and U.S. Bank National Association, as Co-Syndication Agents, Bank of Scotland and Fortis Capital Corp., as Co-Documentation Agents, and the other lenders party thereto and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager, as amended by First Amendment to Credit Agreement, dated as of January 26, 2006, and Second Amendment to Credit Agreement, dated as of September 20, 2006, or the Loan Agreement dated as of September 29, 2006 among the Company, as the Borrower, Banc of America Bridge LLC, as Administrative Agent and the other lenders party thereto and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager (collectively, the “Credit Agreements”); such capital stock, limited liability company interests or partnership interests, as the case may be, have been duly authorized and validly issued and are fully paid (to the extent required under such Subsidiary’s applicable constituent documents) and non-assessable (except as such nonassessability may be affected by: (A) Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), in the case of a Delaware limited liability company, (B) Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), in the case of a Delaware limited partnership, or (C) Sections 3.03, 5.02 and 6.07 of the Texas Revised Uniform Limited Partnership Act (the “Texas LP Act”), in the case of a Texas limited partnership;
     (g) other than its ownership interests in the other Copano Entities, the Company does not own and at the time of purchase and at each additional time of purchase, if any, will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity that, individually or in the aggregate, would be deemed to be a “significant subsidiary” as such term is defined in Rule 405 of the Securities Act;
     (h) at the time of purchase and at each additional time of purchase, if any, the Firm Units or the Option Units, as the case may be, and the limited liability company interests represented thereby, will be duly authorized in accordance with the Second Amended and Restated Limited Liability Company Agreement of the Company (the “Limited Liability Company Agreement”) and, when issued and delivered against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Limited Liability Company Agreement) and non-assessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act);
     (i) except as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus or in the organizational documents of the Copano Entities, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities in any of the Copano Entities, except for rights granted to the partners of Webb/Duval Gatherers and the members of Southern Dome pursuant to their respective constituent documents; neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the Copano Entities other than as have been waived or deemed waived. Except as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus and except for options granted pursuant to the Company’s employee benefit or other compensation plans since the date of the Company’s most recently filed proxy statement pursuant to Section 14(a) of the Exchange Act, there are no outstanding options or warrants to purchase any membership or partnership interests in or capital stock of any of the Copano Entities;
     (j) as of the date of the Pre-Pricing Prospectus and the Prospectus, the Company has 14,874,457 Common Units and 3,519,126 subordinated units representing subordinated membership interests (“Subordinated Units”) issued and outstanding; as of the date of this Agreement and as of the date of the time of purchase and any additional time of purchase, as the case may be, the Company has or will have, as the case may be, on the historical and as adjusted basis indicated in the Pre-Pricing Prospectus and the Prospectus, a capitalization as set forth therein under the heading “Capitalization,” subject, in each case, to (i) the issuance of Common Units upon the exercise of options disclosed as outstanding in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus and (ii) the issuance of Common Units pursuant to the Company’s long-term incentive plan on or after November 16, 2006;
     (k) the Company has all requisite limited liability company power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Limited Liability Company Agreement, the Registration Statement, the Pre-Pricing Prospectus and the Prospectus; at the time of purchase and at each additional time of purchase, if any, all limited liability company action required to be taken by the Company or any of its unitholders for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement shall have been validly taken;
     (l) this Agreement has been duly authorized and validly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms; provided, however, that the enforceability hereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing;
     (m) the Limited Liability Company Agreement has been duly authorized, executed and delivered by affiliates of the Company’s management and, assuming due authorization, execution and delivery by the other parties thereto, is a valid and legally binding agreement of each of the parties thereto, enforceable against each of them in accordance with its terms;

provided, however, that the enforceability hereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing;
     (n) the certificate of incorporation, certificate of formation, bylaws, limited liability company agreement, limited partnership agreement or other organizational documents, as applicable, of the Copano Entities (excluding the Company) (collectively, the “Subsidiary Operating Agreements” and, together with the Limited Liability Company Agreement, the “Operating Agreements”) have been duly authorized, executed and delivered by the Copano Entities parties thereto, as applicable, and are valid and legally binding agreements of the respective parties thereto, enforceable against the respective parties thereto in accordance with their terms;
     (o) none of the offering, issuance and sale by the Company of the Units, the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby or thereby (i) conflicts or will conflict with or constitutes or will constitute a violation of any of the Operating Agreements, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Copano Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Copano Entities or any of their respective properties in a proceeding to which any of them or their property is or was a party, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Copano Entities (other than liens created pursuant to the Credit Agreements), which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would have, individually or in the aggregate, a Material Adverse Effect;
     (p) except for (i) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriters, (ii) such consents that have been, or prior the time of purchase will be, obtained and (iii) such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over any of the Copano Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Company of the Units, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement;
     (q) none of the Copano Entities (i) is in violation of its applicable Operating Agreement, (ii) is in default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, which default or violation in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or could materially impair the ability of the Company to perform its obligations under this Agreement; to the knowledge of the Company without independent investigation, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Copano Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which default would, if continued, have a Material Adverse Effect;
     (r) the Units, when issued and delivered in accordance with the terms of the Limited Liability Company Agreement against payment therefor as provided herein, will conform in all material respects to the descriptions thereof contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus;
     (s) subsequent to the respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Copano Entities taken as a whole, (ii) any transaction which is material to the Copano Entities taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any of the Copano Entities, which is material to the Copano Entities taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of any of the Copano Entities or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of any of the Copano Entities;
     (t) the historical consolidated financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial condition and results of operations of the entities purported to be shown thereby on the basis stated therein, at the dates and for the periods indicated, and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved; the summary historical and pro forma consolidated financial and operating information set forth or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus (and any amendment or supplement thereto) is presented fairly in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements, as applicable, from which it has been derived; the unaudited pro forma financial statements of the Company included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus (and any amendment or supplement thereto) have been prepared in all material respects in accordance with the applicable requirements of Article 11 of Regulation S-X of the Act; the assumptions used in the preparation of such unaudited pro forma financial statements are, in the opinion of the management of the Company, reasonable; the pro forma adjustments reflected in such unaudited pro forma financial statements have been properly applied to the historical amounts in compilation of such unaudited pro forma financial statements; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus that are not included or incorporated by reference as required; the Copano Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Pre-Pricing Prospectus and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;
     (u) each of Deloitte & Touche LLP, which expressed its opinion with respect to certain financial statements of the Company included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus and Prospectus (or any amendment or supplement thereto), and Grant Thornton LLP, which expressed its opinion with respect to certain financial statements of ScissorTail Energy, LLC, a Delaware limited liability company (“ScissorTail”), included or incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus and Prospectus (or any amendment or supplement thereto), is, or was at the time of such opinion with respect to the financial statements, an independent registered public accounting firm within the meaning of Regulation S-X under the Securities Act and the Exchange Act and the rules of the Public Company Accounting Oversight Board;
     (v) each of the Copano Entities has good and marketable title to all real property and good title to all personal property described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus and any document incorporated by reference therein as owned by such Copano Entity, free and clear of all (i) liens and security interests except liens or security interests arising under or securing indebtedness incurred under the Credit Agreements or (ii) other claims and other encumbrances (other than liens or security interests) except, in each case, (1) as described, and subject to the limitations contained, in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus and any document incorporated by reference therein, (2) such as do not materially affect the value of such property taken as a whole or (3) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus; provided, however, that, with respect to any real property and buildings held under lease by any of the Copano Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Copano Entities taken as a whole as they have been used in the past as described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus and are proposed to be used in the future as described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus;
     (w) the Copano Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries; none of the Copano Entities has received notice from any insurer or agent of such insurer that substantial capital improvements (relating to the Company and its subsidiaries on a consolidated basis) or other substantial expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force at the time of purchase and at each additional time of purchase, if any;
     (x) there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Company, threatened or contemplated to which the Company or any of the Copano Entities is or would be a party or of which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ) that are required to be described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus but are not described as required or that, if resolved adversely to any of the Copano Entities, would, individually or in the aggregate, have a Material Adverse Effect;
     (y) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or to be filed as exhibits to the Registration Statement by the Act that have not been described or filed as required;
     (z) no labor dispute with the employees of any of the Copano Entities exists or, to the knowledge of the Company, is imminent or threatened that is reasonably likely to have a Material Adverse Effect;
     (aa) no relationship, direct or indirect, exists between or among any of the Copano Entities, on the one hand, and the directors, officers, members, partners, unitholders, customers or suppliers of any of the Copano Entities, on the other hand, that is required to be described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus that is not so described; there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any of the Copano Entities to or for the benefit of any of the officers or directors of any of the Copano Entities or their respective family members, except as disclosed in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus; none of the Copano Entities has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any of the Copano Entities;
     (bb) the Company and its officers and directors are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations thereunder;
     (cc) each of the Copano Entities has filed (or has obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which returns are correct and complete in all material respects, and has timely paid all taxes due thereon, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that, if not paid, would not have a Material Adverse Effect;
     (dd) each of the Copano Entities (i) makes and keeps books and records which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B)

transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s general or specific authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
     (ee) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by the Company’s most recent quarterly report filed with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established;
     (ff) based on the evaluation of its internal controls and procedures as of the end of the period covered by the Company’s most recent quarterly report filed with the Commission, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls;
     (gg) since the end of the period covered by the Company’s most recent quarterly report filed with the Commission, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, except for improvements and new procedures implemented as part of the Company’s review of its internal controls;
     (hh) each of the Copano Entities owns or possesses all inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), and the Company is unaware of any claim to the contrary or any challenge by any other person to the rights of the Copano Entities with respect to the Intellectual Property; none of the Copano Entities has infringed or is infringing the intellectual property of a third party, and none of the Copano Entities has received notice of a claim by a third party to the contrary;
     (ii) the Copano Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability would not, individually or in the aggregate, have a Material Adverse Effect; the term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation

and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law;
     (jj) each of the Copano Entities has, and at the time of purchase and at each additional time of purchase, if any, will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus, subject to such qualifications as may be set forth therein and except for such permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; except as set forth in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus, each of the Copano Entities has, or at the time of purchase and at each additional time of purchase, if any, will have, fulfilled and performed all its material obligations with respect to such permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus, none of such permits contains, or at the applicable time of purchase will contain, any restriction that is materially burdensome to the Copano Entities considered as a whole;
     (kk) the Copano Entities have not distributed and, prior to the later to occur of (i) the time of purchase and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus, in each case as contemplated by this Agreement;
     (ll) the Company has filed a supplemental listing application with the Nasdaq Stock Market LLC covering the Units;
     (mm) none of the Copano Entities is now, and after the sale of the Units to be sold by the Company hereunder and the application of the net proceeds from such sale as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds” will be, (i) an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended or (ii) a “public utility company,” a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” thereof, under the Public Utility Holding Company Act of 1935, as amended;
     (nn) the Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units;
     (oo) nothing has come to the attention of the Company that has caused it to believe that the statistical and market-related data included in the Registration Statement, the Pre-Pricing

Prospectus, the Prospectus or any Permitted Free Writing Prospectus is not based on or derived from sources that are reliable and accurate in all material respects; and
     (pp) the Company has obtained for the benefit of the Underwriters the lock-up letters in the form set forth on Annex A hereto (the “Lock-Up Letters”) from each of the persons named on Annex A-1 hereto.
     4. Certain Covenants of the Company. The Company hereby agrees:
     (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or “Blue Sky” laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect for so long as you may request for the distribution of the Units; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise you of the receipt by any of the Copano Entities of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
     (b) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time-to-time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;
     (c) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Units may be sold, to use their reasonable best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective as soon as possible, and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);
     (d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use their reasonable best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;
     (e) subject to Section 4(d) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have objected in writing; and to promptly notify you of such filing;
     (f) if necessary or appropriate, to file a Registration Statement pursuant to, and in accordance with, Rule 462(b) under the Act and pay the applicable fees in accordance with the Act;
     (g) to pay the fees applicable to the Registration Statement in connection with the offering of the Units within the time required by Rule 456 under the Act (without reliance on subsection (b)(1)(i) thereof) and in compliance with Rule 456(b) and Rule 457(r) under the Act;
     (h) to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4(c) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;
     (i) to make generally available to the Company’s security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than (i) February 29, 2008, if the Company qualifies as a “large accelerated filer,” or (ii) March 17, 2008, if the Company qualifies as an “accelerated filer,” as such terms are defined in Rule 12b-2 under the Exchange Act;
     (j) to furnish to you three (3) copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;
     (k) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and its subsidiaries which have been read by the Company’s independent registered public accounting firm, as stated in their letter to be furnished pursuant to Section 6(c) hereof;
     (l) to apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement;
     (m) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Units including any transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any “Blue Sky” surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Units on any securities exchange including without limitation the Nasdaq Stock Market LLC and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Units by the National Association of Securities Dealers, Inc. (the “NASD”), including the filing fees relating to NASD matters, (vii) the fees and disbursements of any transfer agent or registrar for the Units, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, 50% of the cost of any aircraft chartered in connection with the road show, and (ix) the performance of the Company’s other obligations hereunder;
     (n) to comply with Rule 433(g) under the Act;
     (o) beginning on the date hereof and ending on, and including, the date that is 90 days after the date hereof (the “Lock-Up Period”), without the prior written consent of the Representatives, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Units or securities convertible into or exchangeable or exercisable for Common Units, including without limitation the Subordinated Units, or warrants or other rights to purchase Common Units or any other securities of the Company that are substantially similar to Common Units, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Common Units or securities convertible into or exercisable or exchangeable for Common Units, including without limitation the Subordinated Units, or warrants or other rights to purchase Common Units or any other securities of the Company that are substantially similar to Common

Units, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any securities convertible into or exercisable or exchangeable for Common Stock, including without limitation the Subordinated Units, or warrants or other rights to purchase Common Units or any such securities, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Units as contemplated by this Agreement, (B) the issuance of Common Units in connection with the conversion of the Subordinated Units (the “Subordinated Unit Conversion”), (C) the registration of Common Units issued in connection with the Subordinated Unit Conversion, (D) pledges existing on November 30, 2006, (E) issuances of Common Units pursuant to employee benefits plans, qualified unit option plans and other employee compensation plans described in the Registration Statement (excluding the exhibits thereto), the Pre-Pricing Prospectus and the Prospectus, (F) issuances of Common Units upon the exercise of employee unit options issued pursuant to unit option plans described in the Registration Statement (excluding the exhibits thereto), the Pre-Pricing Prospectus and the Prospectus, provided that such options were outstanding as of the date hereof, and (G) issuances of employee unit options not exercisable during the Lock-Up Period pursuant to unit option plans described in the Registration Statement (excluding the exhibits thereto), the Pre-Pricing Prospectus and the Prospectus; provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 4(o) shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs;
     (p) not, at any time at or after the execution of this Agreement, to offer or sell any Units by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Prospectus and any Permitted Free Writing Prospectus;
     (q) not to, and to cause the Copano Entities not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units;
     (r) to use their reasonable best efforts to cause the Units to be listed on the Nasdaq Stock Market LLC and to maintain such listing; and
     (s) to maintain a transfer agent for the Common Units.
     5. Reimbursement of Underwriters’ Expenses. If the Units are not delivered for any reason other than the termination of this Agreement pursuant to Section 7(2)(A), (C), (D) or (E) or pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(m) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

     6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and the following additional conditions precedent:
     (a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Vinson & Elkins L.L.P., counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to the Representatives as set forth in Annex B hereto.
     (b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Douglas L. Lawing, Vice President, General Counsel and Secretary of Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to the Representatives as set forth in Annex C hereto.
     (c) You shall have received from Deloitte & Touche LLP, the independent registered public accounting firm for the Company, letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms approved by the Representatives.
     (d) You shall have received from Grant Thornton LLP, independent registered public accounting firm for ScissorTail at the time such firm delivered its opinion with respect to the ScissorTail financial statements, letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms approved by the Representatives.
     (e) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Baker Botts L.L.P., counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.
     (f) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.
     (g) The Registration Statement and any registration statement required to be filed prior to the sale of the Units under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act. The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).
     (h) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) neither the Pre-Pricing Prospectus nor the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iv) neither the Disclosure Package nor any Free Writing Prospectuses shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
     (i) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives as set forth in Annex D hereto.
     (j) You shall have received each of the signed Lock-Up Letters from the individuals or entities listed on Annex A-1 hereto, and each such Lock-Up Letter shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.
     (k) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.
     (l) The NASD shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.
     7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.
          The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Copano Entities taken as a whole, which, in the sole judgment of the Representatives, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE or the Nasdaq Stock Market LLC; (B) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Stock Market LLC; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Representatives, are so material and adverse as to makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by any of the Copano Entities by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.
          If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.
          If the sale to the Underwriters of the Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, then the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(m), 5 and 9, and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.
     8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Units to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Units which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Units, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Units they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Units agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Units shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Units shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Units set forth opposite the names of such non-defaulting Underwriters in Schedule A.
          Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).
          If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five (5) business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.
          The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.
          If the aggregate number of Firm Units which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Units which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five (5) business day period stated above for the purchase of all the Firm Units which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     9. Indemnity and Contribution.
     (a) The Company agrees, jointly and severally, to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
     (b) Each Underwriter severally and not jointly agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
     (c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than

90 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 60 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.
     (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) or (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Units. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
     (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

     (f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and shall survive any termination of this Agreement or the issuance and delivery of the Units. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of its officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus.
     10. Information Furnished by the Underwriters. The statements set forth in the fourth, eleventh and twelfth paragraphs under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, and in the first full paragraph of the Permitted Free Writing Prospectus set forth on Schedule C, relating to pre-pricing stabilization activities, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.
     11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery and shall be sufficient in all respects if delivered or sent to the parties hereto as follows:
If to the Underwriters:
UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Attention: Syndicate Department
Morgan Stanley & Co., Incorporated
1585 Broadway
New York, New York 10036
Attention: Equity Capital Markets Syndicate Desk
Facsimile: 212.761.0316
with a copy to:
Baker Botts L.L.P.
One Shell Plaza
910 Louisiana
Houston, Texas 77002
Facsimile: 713.229.2727
Attention: Joshua Davidson

If to the Company:
Copano Energy, L.L.C.
2727 Allen Parkway, Suite 1200
Houston, Texas 77019
Facsimile: 713.621.9545
Attention: John R. Eckel, Jr., Chairman and Chief Executive Officer
with a copy to:
Vinson & Elkins L.L.P.
2300 First City Tower
1001 Fannin Street
Houston, Texas 77002
Facsimile: 713.615.5861
Attention: David P. Oelman
          All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery. Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.
     12. Governing Law. THIS AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.
     13. Construction. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
     14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.
     15. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, unitholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against any of the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
     16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.
     17. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their respective successors and assigns and any successor or assign of any substantial portion of the Company and any of the Underwriters’ respective businesses and/or assets.
     18. Miscellaneous. UBS Securities LLC (“UBS”), an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

          If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours, COPANO ENERGY, L.L.C.
By	/s/ John R. Eckel, Jr.
	Name:	John R. Eckel, Jr.
	Title:	Chairman and Chief Executive Officer

Accepted and agreed to as of the date
first above written, on behalf of
themselves and the other several
Underwriters named in Schedule A

UBS SECURITIES LLC

By:	/s/ Christopher Juban

Name: Christopher Juban
Title: Director

By:	/s/ Amit Jhunjhunwala

Name: Amit Jhunjhunwala
Title: Associate Director

MORGAN STANLEY & CO., INCORPORATED

By:	/s/ Peter C. Bowden

Name: Peter C. Bowden
Title: Vice President

SCHEDULE A

Number of
Underwriter	Firm Units
UBS Securities LLC	537,500
Morgan Stanley & Co., Incorporated	537,500
RBC Capital Markets Corporation	275,000
Lehman Brothers Inc.	275,000
Citigroup Global Markets Inc.	275,000
Wachovia Capital Markets, LLC	225,000
Banc of America Securities LLC	75,000
Deutsche Bank Securities Inc.	75,000
J.P. Morgan Securities Inc.	75,000
KeyBanc Capital Markets, a Division of McDonald Investments Inc.	75,000
Sanders Morris Harris Inc.	75,000

Total	2,500,000

SCHEDULE B

Name	Jurisdiction of Formation
Copano Pipelines Group, L.L.C.	Delaware
Copano Houston Central, L.L.C.	Delaware
Copano Energy Finance Corporation	Delaware
Copano Energy/Rocky Mountains and Mid-Continent, L.L.C.	Delaware
ScissorTail Energy, LLC	Delaware
Copano Field Services/Copano Bay, L.P.	Texas
Copano Field Services/South Texas, L.P.	Texas
Copano Field Services/Agua Dulce, L.P.	Texas
Copano Field Services/Central Gulf Coast, L.P.	Texas
Copano Field Services/Karnes, L.P.	Texas
Copano Field Services/Upper Gulf Coast, L.P.	Texas
Copano Field Services/Live Oak, L.P.	Texas
Copano Pipelines/South Texas, L.P.	Texas
Copano Pipelines/Upper Gulf Coast, L.P.	Texas
Copano Pipelines/Hebbronville, L.P.	Texas
Copano Pipelines/Texas Gulf Coast, L.P.	Texas
Copano Energy Services/Upper Gulf Coast, L.P.	Texas
Copano Energy Services/Texas Gulf Coast, L.P.	Texas
Copano NGL Services, L.P.	Texas
Copano Processing, L.P.	Texas
Copano/Webb-Duval Pipeline, L.P.	Delaware
CPNO Services, L.P.	Texas
Copano Risk Management, L.P.	Texas
Copano Processing GP, L.L.C.	Delaware
Copano NGL Services GP, L.L.C.	Delaware
Copano Field Services GP, L.L.C.	Delaware
Copano Pipelines GP, L.L.C.	Delaware
Copano Pipelines (Texas) GP, L.L.C.	Delaware
Copano Energy Services GP, L.L.C.	Delaware
Copano Energy Services (Texas) GP, L.L.C.	Delaware
Copano Field Services/Central Gulf Coast GP, L.L.C.	Delaware
Copano/Webb-Duval Pipeline GP, L.L.C.	Delaware
CHC LP Holdings, L.L.C.	Delaware
CPG LP Holdings, L.L.C.	Delaware
CWDPL LP Holdings, L.L.C.	Delaware
CPNO Services LP Holdings, L.L.C.	Delaware
CPNO Services GP, L.L.C.	Delaware
Nueces Gathering, L.L.C.	Delaware
Estes Cove Facilities, L.L.C.	Delaware
Copano General Partners, Inc.	Delaware
Webb/Duval Gatherers (62.5% partnership interest)	Texas
Southern Dome, LLC (majority limited liability company interest)	Delaware

SCHEDULE C
PERMITTED FREE WRITING PROSPECTUSES
(EXCLUDING ELECTRONIC ROAD SHOWS)
Free Writing Prospectus filed by the Company pursuant to Rule 433 dated as of November 30, 2006

ANNEX A
Lock-Up Agreement
November 30, 2006
UBS Securities LLC
Morgan Stanley & Co., Incorporated
Together with the other Underwriters
named in Schedule A to the Underwriting Agreement
referred to herein
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
          This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Copano Energy, L.L.C., a Delaware limited liability company (the “Company”), and you and the other underwriters named in Schedule A to the Underwriting Agreement, with respect to the public offering (the “Offering”) of common units representing membership interests in the Company (the “Common Units”).
          In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the final prospectus supplement relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC and Morgan Stanley & Co., Incorporated (the “Representatives”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, including without limitation any subordinated units representing subordinated membership interests in the Company (the “Subordinated Units”), or warrants or other rights to purchase Common Units or any such securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any securities convertible into or exercisable or exchangeable for Common Units, including without limitation the Subordinated Units, or warrants or other rights to purchase Common Units or any such securities, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Common Units as contemplated by the Underwriting Agreement and the sale of the Common Units to the Underwriters (as defined in the Underwriting Agreement) in the Offering, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, (d) exercises of options to purchase

Common Units issued to the undersigned pursuant to employee benefits plans, qualified unit option plans and other employee compensation plans described in the Registration Statement (excluding the exhibits thereto), the Pre-Pricing Prospectus and the Prospectus and held by the undersigned as of the date hereof, (e) the issuance of Common Units in connection with the conversion of the Subordinated Units (the “Subordinated Unit Conversion”), (f) the registration of Common Units issued in connection with the Subordinated Unit Conversion in satisfaction of certain contractual obligations of the Company, (g) pledges existing as of November 30, 2006 relating to the Common Units or the Subordinated Units, (h) sales, pledges or other dispositions for the purpose of satisfying tax liabilities of the undersigned associated with the vesting of awards under the Company’s long-term incentive compensation plan or securing a loan for such purpose or (i) sales, pledges or other dispositions for the purpose of satisfying tax liabilities of the undersigned or its ultimate beneficiaries associated with cash distributions in respect of Common Units or Subordinated Units held by the undersigned. Notwithstanding anything to the contrary herein, (x) sales, pledges and other dispositions made by any of the persons named on Annex A-1 to the Underwriting Agreement in reliance on clause (h) of the foregoing sentence shall not exceed $500,000 in Common Units in the aggregate and (y) sales, pledges and other dispositions made by any of the persons named on Annex A-1 to the Underwriting Agreement in reliance on clause (i) of the foregoing sentence shall not exceed $2.1 million in Common Units in the aggregate. For purposes of the preceding sentence, Common Units shall be valued at the price at which they were sold, in the case of a sale of Common Units, or at the closing sales price on the business day on which they were pledged or otherwise disposed of, in the case of pledges or other dispositions (or on the preceding business day, if the pledge or disposition did not occur on a business day). For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.
          In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Units in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of the Representatives, make any demand for, or exercise any right with respect to, the registration of Common Units or any securities convertible into or exercisable or exchangeable for Common Units, including without limitation the Subordinated Units, or warrants or other rights to purchase Common Units or any such securities, except with respect to the registration of the Common Units issued in connection with the Subordinated Unit Conversion in satisfaction of certain contractual obligations of the Company.
          Notwithstanding the above, if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs.
          The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Common Units.
*     *     *

          If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,
Name:

ANNEX A-1
LIST OF PARTIES TO EXECUTE LOCK-UP AGREEMENTS

Name		Position

1.	Copano Partners Trust	Delaware statutory trust

2.	R. Bruce Northcutt	President and Chief Operating Officer

3.	Matthew J. Assiff	Senior Vice President and Chief Financial Officer

4.	Lari Paradee	Vice President and Controller

5.	Douglas L. Lawing	Vice President, General Counsel and Secretary

6.	Carl A. Luna	Vice President, Finance

7.	John R. Raber	President and Chief Operating Officer, Mid-Continent Operations

8.	James G. Crump	Director

9.	Ernie L. Danner	Director

10.	Scott A. Griffiths	Director

11.	Michael L. Johnson	Director

12.	T. William Porter	Director

13.	William L. Thacker	Director

A-1-1

ANNEX B
OPINION OF VINSON & ELKINS L.L.P.
     (a) Formation and Qualification of Copano Group. Each of (i) Copano Energy, L.L.C., a Delaware limited liability company (the “Company”), (ii) Copano Pipelines Group, L.L.C., a Delaware limited liability company (“CPG”), (iii) Copano Houston Central, L.L.C., a Delaware limited liability company (“CHC”), (iv) Copano/Webb-Duval Pipeline GP, L.L.C., a Delaware limited liability company (“CWDPL LP”), (v) CWDPL LP Holdings, L.L.C., a Delaware limited liability company (“CWDPL LLC”), and (vi) Copano Energy/Rocky Mountains and Mid-Continent, L.L.C. (“CE/RMMC LLC”) (the entities described above, collectively, the “Copano Group”) has been duly formed and is validly existing as a limited liability company or limited partnership, as the case may be, in good standing under the laws of its jurisdiction of formation with all limited liability company or limited partnership, as the case may be, power and authority necessary to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectuses. Each member of the Copano Group is duly registered or qualified to do business and is in good standing as a foreign limited liability company or limited partnership, as the case may be, in each jurisdiction set forth under its name on Appendix 1 to this opinion letter.
     (b) Ownership of the Copano Group. Except as described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectuses, the Company owns 100% of the limited liability company interests of each of CPG, CHC, CWDPL LLC and CE/RMMC LLC. CWDPL LLC owns a 0.001% general partner interest in CWDPL LP. The Company owns a 99.999% limited partner interest in CWDPL LP. All such limited liability company interests or partnership interests, as the case may be, has been duly authorized and validly issued in accordance with the applicable limited liability company agreements or limited partnership agreements, as the case may be, of the Copano Group (the “Copano Group Operating Agreements”) and are fully paid (to the extent required under the Copano Group Operating Agreements) and non-assessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act or Section 17-607 of the Delaware LP Act); and all such interests are owned free and clear of all liens, encumbrances (except restrictions on transferability as described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectuses), security interests, equities, charges and other claims (other than those arising under the Credit Agreements) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company is on file as of a recent date in the office of the Secretary of State of the State of Delaware, Texas or Oklahoma or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware General Corporation Law (the “DGCL”), Delaware LLC Act or the Delaware LP Act.
     (c) Valid Issuance of the Units. The Units to be issued and sold to the Underwriters by the Company pursuant to this Agreement and the limited liability company interests represented thereby have been duly authorized in accordance with the Limited Liability Company Agreement and, when issued and delivered against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Limited Liability Company Agreement) and non-assessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act).
     (d) No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement (excluding exhibits thereto), the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectuses, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities in any member of the

Copano Group pursuant to the any of the Copano Group Organizational Agreements or any agreement or other instrument filed as an exhibit to the Registration Statement. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights relating to the registration of any Units or other securities of the Company other than as have been waived. To the knowledge of such counsel, except as described in the Registration Statement (excluding exhibits thereto), the Pre-Pricing Prospectus and the Prospectus and except for options granted pursuant to the Company’s employee benefit or other compensation plans, there are no outstanding options or warrants to purchase any membership or partnership interests in or capital stock of any of the other Copano Entities.
     (e) Authority. The Company has all requisite limited liability company power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Limited Liability Company Agreement.
     (f) Authorization, Execution and Delivery of Agreement. This Agreement has been duly authorized and validly executed and delivered by the Company.
     (g) Enforceability of Copano Group Operating Agreements. Each of the Copano Group Operating Agreements has been duly authorized, executed and delivered by the respective member of the Copano Group that is a party thereto, as applicable, and is a valid and legally binding agreement of the respective member of the Copano Group that is a party thereto, enforceable against the respective member of the Copano Group that is a party thereto in accordance with their respective terms; provided that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time-to-time in effect relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties, indemnification and contribution and an implied covenant of good faith and fair dealing.
     (h) Effectiveness of Registration Statement. The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto are pending or threatened under the Act, and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 or Rule 430B under the Act has been made in the manner and within the time period required by such Rule 424 and in compliance with Rule 430B under the Act.
     (i) Form of Documents. The Registration Statement, the Pre-Pricing Prospectus and the Prospectus (except as to the financial statements and the notes and schedules thereto, and other financial and statistical data, contained in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, as to which such counsel expresses no opinion) appear on their face to comply as to form in all material respects with the requirements of the Act (including, in the case of the Prospectus, Section 10(a) of the Act). Each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, appeared on its face to comply as to form in all material respects with the requirements of the Exchange Act (except as to the financial statements and the notes and schedules, and other financial and statistical data, contained in such document, as to which such counsel expresses no opinion).
     (j) No Conflicts. None of the offering, issuance and sale by the Company of the Units, the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby will conflict with, result in a breach or violation (and no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) or imposition of any lien, charge or encumbrance upon any property or assets of the Copano Entities pursuant to (i) the applicable Operating Agreements, (ii) any other agreement, lease or other instrument filed as an exhibit to the

Registration Statement or any document incorporated by reference in the Pre-Pricing Prospectus or the Prospectus or (iii) the Delaware LP Act, the Delaware LLC Act, the DGCL, the Texas LP Act, the Texas LLC Act, federal law, which breaches, violations, defaults or liens, in the case of clause (ii) or (iii), would reasonably be expected to have a Material Adverse Effect or could materially impair the ability of any of the Company to perform its respective obligations under this Agreement; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal or state securities laws or other anti-fraud laws.
     (k) No Consents. No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over any member of the Copano Group or any of their respective properties is required in connection with the offering, issuance and sale by the Company of the Units, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, except (i) for such consents required under the Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents that have been obtained or made, (iii) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect or (iv) as disclosed in the Registration Statement (excluding exhibits thereto), the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectuses.
     (l) Descriptions and Summaries. The statements and descriptions in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, as applicable (including any documents incorporated by reference therein), under the captions “The Offering,” (excluding Use of Proceeds) “Description of Our Common Units,” “Cash Distribution Policy,” “Material Tax Consequences,” “Business—Regulation,” “Business—Environmental Matters,” and “Certain Relationships and Related Transactions,” insofar as such statements or descriptions constitute descriptions of contracts or refer to statements of law or legal conclusions, are accurate in all material respects; and the Common Units and the Subordinated Units conform in all material respects to the descriptions thereof contained therein.
     (m) Legal Proceedings or Contracts to be Described or Filed. To the knowledge of such counsel, except as described in the Registration Statement (excluding exhibits thereto), the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectuses, (i) there are no legal or governmental proceedings pending or threatened to which any of the Copano Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus but are not so described as required, and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus or to be filed as exhibits to the Registration Statement by the Act that are not described or filed as required.
     (n) Tax Opinion. The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.
     (o) Investment Company; Public Utility Holding Company. None of the Copano Entities is (i) an “investment company” as such term is defined in the Investment Company Act of 1940, as amended or (ii) a “public utility company” or a “holding company” with in the meaning of the Public Utility Holding Company Act of 1935, as amended.
     In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Pre-Pricing Prospectus, the

Prospectus and any Permitted Free Writing Prospectuses and related matters were discussed, and although such counsel did not independently verify, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus (except to the extent specified in paragraph (l) above), on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that (i) the Registration Statement, at the Effective Time and as of the time this Agreement is executed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date, or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Pre-Pricing Prospectus, as of the time this Agreement is executed, together with the Permitted Free Writing Prospectuses attached as Exhibit C to this Agreement, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case other than (i) the financial statements included therein, including the notes and schedules thereto and auditors’ reports thereon, and (ii) the other financial data included therein, as to which such counsel need express no belief).
     In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Copano Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL, the Texas LP Act, the Texas LLC Act and the laws of the State of New York (D) with respect to the opinions expressed in paragraph (a) above as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the Copano Group, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on Appendix 1 (each of which will be dated not more than fourteen days prior to the time of purchase and each additional time of purchase, if any, as the case may be, and shall be provided to the Underwriters), (E) state that they express no opinion with respect to any permits to own or operate any real or personal property, (F) state that they express no opinion with respect to the accuracy or descriptions of real or personal property and (G) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the members of the Company or any of the Copano Entities may be subject.
[Insert Appendix 1 listing foreign qualifications of the Copano Entities]

ANNEX C
OPINION OF DOUGLAS L. LAWING
     (a) Formation and Qualification of the Subsidiaries. Each of the subsidiaries listed in Appendix 1 (the “Subsidiaries”) to this opinion letter has been duly formed and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, in good standing under the laws of its jurisdiction of formation with all limited partnership, limited liability company or corporate, as the case may be, power and authority necessary to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus. Each Subsidiary is duly registered or qualified to do business and is in good standing as a foreign limited partnership, limited liability company or corporation, as the case may be, in each jurisdiction set forth under its name on Appendix 1 to this opinion letter.
     (b) Ownership of the Subsidiaries. Except as described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectuses, the Company indirectly owns of record 100% of the limited liability company interests, partnership interests or capital stock, as the case may be, of each of the Subsidiaries (excluding Webb/Duval Gatherers, a Texas general partnership (“Webb/Duval”), and Southern Dome LLC, a Delaware limited liability company (“Southern Dome”), as to which the Company owns a 62.5% partnership interest and a majority limited liability company interest, respectively). All such limited liability company interests, partnership interests or capital stock, as the case may be, has been duly authorized and validly issued in accordance with the limited liability company agreements, limited partnership agreements or articles of incorporation and bylaws, as the case may be, of such entity and are fully paid (to the extent required under their respective limited liability company agreements or limited partnership agreements) and non-assessable (except as such nonassessability may be affected by: (A) Section 18-607 of the Delaware LLC Act, in the case of a Delaware limited liability company, (B) Section 17-607 of the Delaware LP Act, in the case of a Delaware limited partnership, or (C) Sections 3.03, 5.02 and 6.07 of the Texas LP Act, in the case of a Texas limited partnership); and all such interests are owned free and clear of all liens, encumbrances (except restrictions on transferability as described in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectuses), security interests, equities, charges and other claims (other than those arising under the Credit Agreements).
     (c) No Conflicts. None of the offering, issuance and sale by the Company of the Units, the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby will conflict with, result in a breach or violation (and no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) or imposition of any lien, charge or encumbrance upon any property or assets of any of the Subsidiaries pursuant to (i) the applicable Operating Agreement of any of the Subsidiaries, (ii) any other agreement, lease or other instrument known to such counsel (other than those filed as an exhibit to the Registration Statement or any document incorporated by reference in the Pre-Pricing Prospectus or the Prospectus)(other than liens created under the Credit Agreements) or (iii) to the knowledge of such counsel, any order, judgment, decree or injunction of any federal, Texas or Delaware court or government agency or body having jurisdiction over any of the Subsidiaries or any of their properties in a proceeding to which any of them or their property is a party, which breaches, violations, defaults or liens, in the case of clause (ii) or (iii), would reasonably be expected to result have a Material Adverse Effect or could materially impair the ability of the Company to perform its obligations under this Agreement; provided, however, that no opinion is expressed pursuant to this paragraph (c) with respect to federal or state securities laws or other anti-fraud laws.

C-1

     In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectuses and related matters were discussed, and although such counsel did not independently verify, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel which lead him to believe that (i) the Registration Statement, at the Effective Time and as the time this Agreement is executed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date, or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Pre-Pricing Prospectus, as the time this Agreement is executed, together with the Permitted Free Writing Prospectuses attached as Exhibit C to this Agreement, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case other than (i) the financial statements included therein, including the notes and schedules thereto and auditors’ reports thereon, and (ii) the other financial and statistical data included therein, as to which such counsel need express no belief).
     In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Copano Entities and upon information obtained from public officials, (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that his opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL, the Texas LP Act and the Texas LLC Act, and (D) state that he expresses no opinion with respect to state or local taxes or tax statutes to which any of the members of the Company or any of the Copano Entities may be subject.
[Insert Appendix 1 listing Subsidiaries and foreign qualifications of Subsidiaries]

C-2

ANNEX D
OFFICERS’ CERTIFICATE
          Pursuant to Section 6(i) of the Underwriting Agreement, dated November 30, 2006 (the “Underwriting Agreement”), by and among Copano Energy, L.L.C., a Delaware limited liability company (the “Company”), and the several underwriters named on Schedule A thereto (the “Underwriters”) relating to the issuance and sale by the Company to the Underwriters of 2,500,000 common units representing limited liability company interests in the Company, the undersigned hereby certifies on behalf of the Company as follows (terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement):
1.	The representations and warranties of the Company as set forth in Section 3 of the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

2.	The Company has performed and satisfied all of its obligations under the Underwriting Agreement as are to be performed and satisfied at or before the date hereof.
          In Witness Whereof, the undersigned have hereunto set their hands on this December 6, 2006.

Name:	John R. Eckel, Jr.
Title:	Chairman and Chief Executive Officer

Name:	Matthew J. Assiff
Title:	Senior Vice President and Chief Financial Officer

D-1